                  IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                             IN AND FOR NEW CASTLE COUNTY


- --------------------------------------  x
IN RE MORRISON KNUDSEN CORPORATION      :    CONSOLIDATED
DERIVATIVE LITIGATION                   :    C.A. No. 14032
- --------------------------------------  x


                              STIPULATION OF SETTLEMENT

      THIS STIPULATION (the "Stipulation") is entered on this 26th day of January, 1996 by and among the plaintiffs named below acting derivatively, all defendants herein (collectively, the "Parties") and the Insurers by and through their respective undersigned attorneys, all of whom state that:

                                          I.

                                    THE LITIGATION

      This litigation began on February 8, 1995 when certain actions were filed in the District Court for the Fourth District, Ada County, Idaho, and in the Court of Chancery, State of Delaware in and for New Castle County (the "Litigation"). A list of the cases comprising the Litigation is attached hereto as Exhibit A. The plaintiffs ("Plaintiffs" are listed on Exhibit B), who are stockholders in Morrison Knudsen Corporation ("MK"), filed the Litigation against, among others, the undersigned defendants ("Defendants" are listed on Exhibit C) alleging derivative claims relating to injuries allegedly sustained by MK.

      Plaintiffs believe that the claims they have asserted in the Litigation have merit and that the evidence developed to date supports the claims asserted. The Individual Defendants, as defined below, specifically deny any liability whatsoever and have asserted numerous defenses to the claims and causes of action against them, which they believe would be established if the Litigation continued to conclusion. All Parties, however, recognize and acknowledge that the expense and length of continued proceedings necessary to prosecute the Litigation against the Individual Defendants through trials and appeals would be substantial. The Parties also have taken into account the uncertain outcome and risk of any litigation, especially complex actions such as the Litigation, as well as the difficulties and delays inherent in such litigation and the likelihood of protracted appellate review. All Parties recognize that these considerations are particularly compelling in view of MK's financial condition and MK management's view of the need to restructure to regain financial stability and increase stockholder value. Moreover, the Parties have incurred substantial legal fees and expenses to date and, if the Litigation were to continue, would incur substantial additional legal fees and expenses.

      The Parties and the Insurers have engaged in lengthy, arduous and intense arms-length settlement negotiations. After months of such negotiations, they reached the agreement embodied in this Stipulation. The Individual Defendants without admitting or conceding liability, and the Plaintiffs without admitting merit or the lack of merit of any claim or defense in the Litigation, wish to avoid the costs, expenses, disruption and uncertainties associated with continuation of the Litigation.

      Plaintiffs and their counsel believe that the settlement set forth in this Stipulation confers substantial benefits upon MK. Based upon their evaluation, Plaintiffs and their counsel have determined that the settlement set forth in this Stipulation is fair, reasonable and adequate, and in the best interests of the Plaintiffs, the current holders of MK common stock and MK.

      MK has, through the Special Committee, given extensive consideration to all of the foregoing and has determined independently that the settlement reflected herein is fair, reasonable and adequate to MK, provides MK with adequate consideration and provides reasonably equivalent value for the claims herein being released.

      It is the intention of the Parties and the Insurers that the proposed settlement resolve all Settled Claims including Unknown Claims as defined in paragraphs VII, A, 27 and 30 of this Stipulation. This Stipulation does not, however, resolve the derivative claims of MK Rail which shall be governed by a separate Stipulation of Settlement.

                                         II.

                 PRETRIAL PROCEEDINGS AND DISCOVERY IN THE LITIGATION

      MK Derivative Counsel have conducted discovery during the prosecution of the Litigation. This discovery has included (i) the review and analysis of hundreds of thousands of documents produced by the Defendants, (ii) interviews of numerous individuals who either are or were employees of MK, (iii) the review and analysis of documents obtained from third parties regarding MK, (iv) a review of the insurance proceeds potentially available, (v) a review of the financial condition of MK and MK's needs in light of its current financial crisis, (vi) depositions of the current Chairman of the Board of Directors, the Chief Financial Officer of MK and an Individual Defendant, and (vii) certain third party interviews. MK Derivative Counsel also have researched thoroughly the applicable law with respect to the claims made against the Individual Defendants and the potential defenses thereto. Through such analysis and evaluation of the facts and law supporting the Plaintiffs' claims, MK Derivative Counsel and Plaintiffs have concluded that this settlement is in the best interests of MK.

      Beginning in May and continuing through September, 1995, the Parties and the Insurers engaged in long, arduous negotiations under the direction of retired United States District Court Judge J. Lawrence Irving. Based upon these settlement negotiations, the aforementioned discovery and analysis, and subsequent negotiations, the Parties reached a settlement that all Parties believe is in the best interests of the Plaintiffs, MK and MK's stockholders.

                                         III.

                                 CLAIMS OF PLAINTIFFS

      In the Litigation, brought as a derivative action against the Individual Defendants, Plaintiffs assert claims for violation of certain common law fiduciary duties owed by the Defendants to MK. They seek damages based upon allegations, among others, that the Individual Defendants failed to appropriately conduct the Company's business and affairs and to adequately supervise certain management personnel.

      Plaintiffs believe that the Litigation has substantial merit. Entering into or carrying out this Stipulation (or the exhibits hereto) and any negotiations or proceedings related hereto shall not in any event be construed as, or deemed to be evidence of, an admission or concession by the Plaintiffs with regard to the merits of their claims and shall not be offered or received in evidence in any action or proceeding in any court, administrative agency or other tribunal for any purpose whatsoever other than to enforce the provisions of this Stipulation and exhibits; except that this Stipulation and exhibits hereto may be filed in the Litigation or related litigation as evidence of the settlement or in any subsequent action against or by the Defendants or the Released Parties to support a defense of RES JUDICATA, collateral estoppel, accord and satisfaction, release or other theory of claim or issue preclusion, or similar defense.

                                         IV.

                             BENEFITS OF SETTLEMENT TO MK

      MK Derivative Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Litigation against the Defendants through trial and appeals. MK Derivative Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Litigation, as well as the difficulties and delays inherent in such litigation. MK Derivative Counsel have taken into account the strengths and uncertainties of the claims asserted in the Litigation, the possible defenses to the claims asserted and the substantial benefits of the settlement to MK. MK Derivative Counsel have considered the current financial condition of MK, and its impact on MK's ability to conduct future business, the effects of the Litigation upon MK's need to carry out financial restructuring and MK Derivative Counsel's belief that, given MK's current financial condition, the settlement has obtained for MK as much consideration as practicably possible under the circumstances. MK Derivative Counsel, therefore, have determined that the settlement set forth in this Stipulation is in the best interests of the Plaintiffs and MK.

      The Special Committee has likewise taken into account the strength and uncertainties of the claims asserted in litigation, the possible defenses to the claims asserted, and the substantial benefits of the settlement to MK. Similarly, the Special Committee has considered the financial conditions of MK, its impact on MK's ability to conduct future business and the effects of the Litigation on MK's need to carry out financial restructuring and that the settlement has obtained for MK as much consideration as is practically possible under the circumstances and is, therefore, in the best interests of MK and its stockholders.

                                          V.

                   DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY

      The Individual Defendants in the Litigation have denied and continue to deny each and every claim and contention alleged by the Plaintiffs in the Litigation. They have asserted and continue to assert many defenses thereto and have expressly denied and continue to deny any wrongdoing or legal liability whatsoever arising out of the conduct alleged in the Litigation. Director Defendants recognize that the current financial condition of MK is tenuous and that the completion of this settlement is critical to the efforts to restructure MK and to maximize stockholder value. Neither this Stipulation nor any document referred to herein nor any action taken to carry out this Stipulation is, may be construed as or may be used as an admission by or against the Defendants, or any of them, of any fault, wrongdoing or liability whatsoever. Entering into or carrying out this Stipulation or the exhibits hereto or any negotiations or proceedings related hereto shall not in any event be construed as, or deemed to be evidence of, an admission or concession with regard to the denials or defenses of any of the Defendants and shall not be offered or received in evidence in any action or proceeding in any court, administrative agency or other tribunal for any purpose whatsoever, other than to enforce the provisions of this Stipulation and the exhibits hereto or the provisions of any related agreement or release; except this Stipulation and the exhibits hereto may be filed in this Litigation or in related litigation as evidence of this settlement or in any subsequent action against or by the Defendants or the Released Parties to support a defense of RES JUDICATA, collateral estoppel, accord and satisfaction release or other theory of claim or issue preclusion, or similar defense.

                                         VI.

                   BENEFITS OF SETTLEMENT TO INDIVIDUAL DEFENDANTS

      Individual Defendants have concluded that it is desirable that the Litigation be settled in a manner and upon the terms and conditions set forth herein in order to avoid the expense, inconvenience and distraction of further legal proceedings and to put to rest the Settled Claims, including Unknown Claims (as defined below), asserted by the Plaintiffs on behalf of MK. In determining whether to enter into and/or to perform the Stipulation, the Individual Defendants also have considered a number of issues including the uncertain outcome and risk of any litigation, especially in complex actions such as the Litigation, as well as the difficulties and delays inherent in such litigation and the strengths and uncertainties of the claims and defenses asserted in the Litigation. Defendants also have considered the current financial condition of MK and the need to resolve the Litigation on terms that will enable MK to carry out a financial restructuring.



                                         VII.

                             THE TERMS OF THE SETTLEMENT

      NOW, THEREFORE, it is hereby stipulated and agreed by and among the Plaintiffs (on behalf of themselves and MK), the Defendants and the Insurers by and through their respective counsel of record that, subject to the approval of the Delaware Court, the Litigation and all claims that have been or could have been asserted therein shall be finally and fully compromised and settled and the Litigation shall be dismissed by the Delaware Court and the Idaho Court on the merits and with prejudice upon and subject to the terms and conditions of the Stipulation as follows:

      A.      DEFINITIONS.

      As used in this Stipulation, the following terms shall have the defined meanings set forth below:

      1.      "MK" means Morrison Knudsen Corporation.

      2.      "MK Rail" means MK Rail Corporation.

      3. "Individual Defendants" means William J. Agee, John Arrillaga, James F. Cleary, Michael J. Farrell, Joseph G. Fearon, Lindsay E. Fox, Stephen R. Grant, Stephen G. Hanks, Christopher B. Hemmeter, John P. Herbots, Peter S. Lynch, Robert A. McCabe, Irene C. Peden, Gerard R. Roche, John W. Rogers, Jr., Gunnar E. Sarsten, Thomas J. Smith, Robert Tinstman, and Peter Ueberroth.

      4. "Director Defendants" means John Arrillaga, Christopher B. Hemmeter, Lindsay E. Fox, Peter S. Lynch, Robert A. McCabe, Irene
              C. Peden, Gerard R. Roche, John W. Rogers, Jr., and Peter
              Ueberroth.

      5. "Parties" means the Derivative Plaintiffs, MK, and the Individual Defendants.

      6. "Person" means an individual, corporation, partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated organization or any other type of legal entity and their heirs, predecessors, successors, representatives and assigns.

      7.      "Idaho Court" means the District Court, Ada County, Idaho.

      8. "Delaware Court" means the Court of Chancery, New Castle County, Delaware.

      9.      "Great American" means Great American Insurance Company.

      10.     "Fidelity" means The Fidelity and Casualty Company of New York.

      11.     "Reliance" means Reliance Insurance Company.

      12.     "CNA" means Continental Casualty  Company.

      13. "Settlement" means a full and final compromise settlement and dismissal of the MK Derivative Actions and all claims that have been or could have been asserted therein on and subject to the terms and conditions of this Stipulation.

      14. "Insurers" means Great American, Reliance, Fidelity, and CNA, each of which has issued a directors and officers liability insurance policy under which coverage has been requested by the Individual Defendants.

      15. "Securities Actions" means the cases consolidated before the United States District Court for the District of Idaho in IN RE:
              MORRISON KNUDSEN SECURITIES LITIGATION, Case No. 94-334 (the "MK Securities Actions"); NEWMAN V. MK RAIL CORP., ET

              AL., Case No. 94-478; and SUSSER V. MK RAIL, ET AL., Case No. 94-477 (the "MK Rail Securities Actions").

      16. "Settlement Account" means the fund created after Final Court Approval of the Securities Actions and Derivative Actions.

      17. "Shareholder Notice Account" means a fund set up after the entry of the Preliminary Order of the settlement and subject to court supervision which is to be used to pay the costs of Notice. Such account shall be controlled by, and all payments from such account shall be subject to the approval of, James A. Skarzynski, counsel to Great American, Marian Rosner, and Mack Redford, designated MK Derivative Counsel.

      18. "MK Derivative Plaintiffs" means the named plaintiffs individually and derivatively on behalf of MK. "MK Rail Derivative Plaintiff" means the named plaintiff individually and derivatively on behalf of MK Rail (collectively "Derivative Plaintiffs").

      19. "MK Derivative Counsel" means those individuals and firms set forth on Exhibit D. "MK Rail Derivative Counsel" means the individuals and firms set forth on Exhibit E (collectively "Derivative Counsel").

      20.     "Defendants" means MK and the Individual Defendants.

      21. "Bank Syndicate" means the group of financial institutions that provide financing to MK.

      22. "Idaho Derivative Cases" means: DEKLOTZ, ET AL. V. MK, ET AL., Case No. CV9500605; FLINN V. AGEE, ET AL., Case No. C9500765; STEINER V. AGEE, ET AL., Case No. CV9500745; WOHLGELERNTER V. AGEE, ET AL., Case No. CV9500656.

      23. "Delaware Derivative Cases" means: ANTONICELLO V. AGEE, ET AL., No. 14182; CAFFREY V. AGEE, ET AL., No 14033; CITRON V. AGEE, ET AL., No. 14136; HAGER V. AGEE, ET AL., No. 14034, HAMMERSLOUGH
              V. AGEE, ET AL., No. 14042; ROSENN V. AGEE, ET AL., No. 14106; STERN V. AGEE, ET AL., No. 14032; TROY V. AGEE, ET AL., No. 14167.

      24. "MK Derivative Actions" means the Idaho Derivative Cases and the Delaware Derivative Cases brought derivatively on behalf of MK. "MK Rail Derivative Action" means WOHLGELERNTER V. AGEE, Case No. C 95000656 (collectively "Derivative Actions").

      25. "Final Court Approval" means that (a) an order has been entered by the Delaware Court in substantially the form set forth as
              Exhibit I and has become final and non-appealable (i) approving the Settlement on terms mutually satisfactory to the Parties and the Insurers and (ii) containing findings to the effect that the consideration to be paid in respect of the MK Derivative Actions is fair, reasonable and adequate and provides reasonably equivalent value to MK for the releases MK is providing for the Settled Claims, including Unknown Claims, and (iii) setting the fees, expenses and costs for MK Derivative Counsel; and (b) the Idaho Court has entered an order which becomes final and non-appealable dismissing the Idaho Derivative Cases on the merits with prejudice and without costs except as provided herein.

      26.     "Effective Date" means the date when the following has occurred:
              (1) Final Court Approval and (2) satisfaction of all other conditions to the Settlement set forth in this Stipulation.

      27. "Released Parties" or "Released Party" means the Defendants and the Insurers and all of their respective predecessors, successors and present, former and future officers, directors, employees, agents, attorneys, stockholders, investors, insurers, reinsurers, underwriters, investment bankers, advisors, affiliates, associates, present, former or future parents, subsidiaries or affiliates and each of their assigns, representatives, heirs, executors and administrators. Released Party excludes Deloitte & Touche L.L.P.

      28. "Settled Claims" means collectively all claims including "Unknown Claims," demands, rights, liabilities, and causes of action of every nature and description whatsoever in law or equity, known or unknown, asserted or that might have been asserted either directly or derivatively including, without limitation, claims for negligence, gross negligence, contribution or indemnity, breach of duty of care and/or breach of duty of loyalty and/or breach of duty of candor, fraud, negligent misrepresentation, breach of fiduciary duty, or violations of any state or federal statutes, rules or regulations, either directly, in a representative capacity or in any other capacity by MK, a stockholder of MK, or any Plaintiff against any of the Defendants or the Released Parties (i) arising out of, relating to, or in connection with, any of the acts, omissions, facts, events, matters, transactions or occurrences referred to, or which could have been referred to, in any of the complaints or other pleadings filed in the Litigation or otherwise alleged, asserted or contended in the Litigation based upon facts that were or could have been alleged in the complaints filed in the Litigation on or before June 6, 1995, (ii) arising out of, relating to, or in connection with any compromise or settlement of claims that were or could have been asserted by or against any Party to the Litigation and/or the Securities

              Actions, or any of the Insurers, or (iii) that (x) otherwise, without limiting the foregoing, in any manner whatsoever relate to the formation, operation, administration, finances, securities or business of MK on or before the date of filing the Stipulation of Settlement and (y) are not insured under policy No. 444-57-00 issued by National Union Fire Insurance Company of Pittsburgh, Pennsylvania to MK and policies excess thereof. Notwithstanding the foregoing, nothing herein shall release or apply to any claim or claims that have been asserted on behalf of MK Rail in the MK Rail Derivative Action, or that may be asserted by a Plaintiff or stockholder of MK in any capacity other than as a purchaser, seller or holder of MK shares.

      29. "Settlement Amount" means $9,850,000.00 in cash contributed by Great American.

      30. "Derivative Settlement Memoranda" means the Parties' memorandum of understanding executed September 20, 1995, regarding the settlement of the Litigation.

      31. "Unknown Claims" means Settled Claims that the Plaintiffs or MK or its stockholders do not know or suspect to exist in their favor at the time of the release of the Released Parties, which, if known by them, might have affected their settlement with the Defendants and release of the Released Parties or other action, including, but not limited to, the decision not to object to the settlement. Plaintiffs expressly waive on behalf of themselves and the stockholders of MK and MK any and all rights that they may have under any statute or common law principle that would limit the effect of the foregoing releases to those claims actually known or suspected to exist at the time of execution of this Stipulation, including the provisions of Section 1542 of the California Civil Code, or other similar provision of any other law, to the extent deemed applicable (notwithstanding that the Stipulation does not provide for the application of California law), which provides as follows:

                   Section1542 GENERAL RELEASE; EXTENT. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of the execution of the release, which if known by him, must have materially affected his settlement with the debtor.

      32. "Special Committee" means a committee composed of Robert S. Miller, Chairman of the Board of Directors of MK, and Robert Tinstman, President and CEO of MK, appointed by the Board of Directors of MK with the full authority of the Board of Directors to direct, defend, settle or prosecute the Litigation.

      33. "Bank" means the financial institution in Boise, Idaho that shall be exclusively authorized to hold the Derivative Cash Account and the Shareholder Notice Account subject to this Stipulation, and orders of court.

      34. "Notice" means the notice provided to the stockholders of MK as approved by the Delaware Court and Idaho Court.

      B.      ESTABLISHMENT OF DERIVATIVE CASH ACCOUNT.

      1. At the direction of the Individual Defendants and the other Released Parties, on or before October 11, 1995, Great American paid $9.85 million into a joint interest bearing account ("Derivative Cash Account") at the Bank controlled jointly by James A. Skarzynski, Counsel for Great American, Marian Rosner and Mack Redford, designated Derivative Counsel, Lead Counsel in the Securities Action, and counsel for the Individual Defendants.

      2. The Bank shall invest and reinvest the funds in the Derivative Cash Account in United States Treasury bills, having a maturity no greater than 26 weeks, and shall be authorized by the Delaware Court to withdraw and/or disburse funds from the Derivative Cash Account solely with the authorization of all counsel named above as controlling the respective account, in accordance with the terms and conditions of this Stipulation.

      3. Upon the entry of the Preliminary Order by the Delaware Court, counsel controlling the Derivative Cash Account, as set forth above, shall direct the Bank to pay $50,000 into the Shareholder Notice Account to be used to pay the cost of printing and mailing Notice to MK stockholders in substantially the form set forth on Exhibit F attached hereto. With approval of the Delaware Court additional monies may be taken from the Derivative Cash Account to pay for the costs of printing and mailing such Notice. As soon as practicable, but in no event later than the Effective Date, any funds remaining in the Shareholder Notice Account after the payment of the above cost of the Notice shall be repaid to the Derivative Cash Account. Under no circumstances shall MK Derivative Counsel be required to pay for the costs of Notice.

      C.      THERAPEUTIC MEASURES TO BE TAKEN BY MK.

      1. On or before the Effective Date, MK will adopt the following procedures:

              a. In setting the location for all meetings of the Board of Directors, there shall be a presumption that the proper location for such meetings is at MK's headquarters in Boise, Idaho, or a location in the United States where there are significant MK facilities. In the event of a material reason to use a facility other than those described above, MK may schedule Board of Director meetings in such other places as a majority of the Board shall approve.

              b. The annual meetings of the stockholders of MK shall be held in Boise, Idaho, where the corporate headquarters may be, or, if there is a requirement otherwise, in other U.S. cities with a SMSA population in excess of 3 million, if so approved by a majority of the Board.

              c. Following Final Court Approval, MK will take reasonable steps to recruit seven (7) new directors. MK further agrees to: (i) recruit not less than three (3) new directors prior to the Annual Meeting of Stockholders to be held in 1996; and (ii) recruit up to four (4) additional new directors (not to exceed a total of seven (7) new directors) prior to the Annual Meeting of Stockholders to be held in 1997. This number may be reduced by one for each Director Defendant who resigns or who designates that he or she will not stand for re-election. In the event a new director is selected after the next stockholder meeting, his/her name shall be placed on the proxy statement and recommended for stockholder vote in accordance with MK's By-Laws. New directors shall be selected in a manner provided by law and consistent with the best interests of MK. In the selection of new directors, due regard and consideration shall be given to the submission of names supplied by MK Derivative Counsel.
                   Those names and the names of other director candidates shall be submitted for recommendation by members of the board who are not parties to the Derivative Actions.

              d. The Annual Meeting of Stockholders in 1996 will be held within the time period provided under Delaware law.

              e. The majority of the Board will be comprised of non-employee directors. Disclosure must be made in any proxy statement provided to MK stockholders, the annual report to stockholders and Form 10-K of any common membership of any board member or members of their immediate families as officers or members of any governing board of any for-profit or not-for-profit organization, excluding churches or religious affiliations, but including common membership on the board or governing body of an organization or entity with a religious affiliation.

              f. Upon retirement as a director, to the extent the director is entitled to participate in MK's group health and dental plan, group life insurance plan or group travel and accident insurance plan, he or she may continue to participate but must reimburse MK for the cost thereof. Such provision does not apply to any director who has served more than twenty
                   (20) years as a non-employee director of MK.

              g. Except as provided in Exhibit G attached hereto, no further payment to William J. Agee shall be made by MK, its affiliates, subsidiaries or related entities.

              h. With respect to executive compensation, no such compensation shall be based upon non-recurring items unless allowed by a two-thirds (2/3) vote of the Board of Directors and full disclosure to, and ratification by, the stockholders in compliance with the procedures set forth in the then-applicable Internal Revenue Service regulations regarding stockholder notification and approval of such compensation regardless of whether MK determines such amounts to be deductible or not. No compensation based upon non-recurring revenue items shall be paid or pledged prior to such vote of stockholders.

              i. At each regularly-scheduled Board of Directors meeting, MK's chief financial officer or his designee shall provide a report as to MK's financial condition and prospects, including, but not limited to, a discussion of all reasons for material increases in expenses and liabilities, if any, and decreases in revenues and earnings, if any, management plans for ameliorating or reversing any such negative trends and the success or failure of any such plans presented in the past.

              j. MK shall not make expenditures of money or benefits that materially and personally benefit any member of MK management or its Board of Directors unless such expenditure is included as part of the publicly disclosed terms of such person's compensation package designated for that individual's position based upon merit, except that the Board may approve such additional expenditures to the extent the Board determines such expenditures to be in the best interests of MK by an affirmative two-thirds (2/3) vote of the Board.

              k. In the event stockholder approval is required for implementation of any provision of this Stipulation, MK agrees that it will prepare resolutions proposing such provisions for inclusion in the proxy statement preceding the next annual meeting following Final Court Approval and shall recommend stockholder approval of such resolutions.

              l. In recognition of the current financial condition of MK and in the event that a case is commenced by or against MK under Title 11 of the United States Code or similar law, the Director Defendants will not pursue their rights to pension benefits based upon past service as a director or employee of MK.

              m. In recognition of the current financial condition of MK, the Director Defendants shall each surrender to MK sixty (60) months of accrued service under the MK Retirement Plan for Non-Employee Directors. In recognition of the scientific and engineering experience and expertise Dr. Irene C. Peden has brought to the MK Board of Directors, this provision shall not apply to Dr. Peden.

      D.      TRANSFER OF FUNDS FROM THE DERIVATIVE CASH ACCOUNT.

      1. Upon the satisfaction of the conditions set forth below, the funds remaining in the Derivative Cash Account provided for in paragraph VII, B above, together with all interest earned thereon, will be paid and transferred as follows:

              a. MK Derivative Counsel shall be paid such fees as may be awarded by the Delaware Court (which fees shall in no event exceed $2,955,000) and such interest, reasonable costs and expenses as may be awarded by the Delaware Court, in consideration of the benefits obtained for MK by such counsel under this settlement; and

              b. The remaining funds shall be immediately transferred to the Settlement Account established in the Securities Litigation in such manner as MK shall have agreed.

      2. The conditions to any payment or transfer of funds from the Derivative Cash Account, other than transfers to the Shareholder Notice Account as set forth in paragraph VII, B, 3, are:

              a.   The Effective Date shall have occurred; and

              b. an order has been entered which has become final and non-appealable dismissing with prejudice STATE BOARD OF ADMINISTRATION OF FLORIDA, ETC. V. AGEE, ET AL., Case No. CV 9502463 filed in the Fourth District Court of Ada County, Idaho; and

              c. (i) final judgments have been entered which have become non-appealable approving the settlements of the Securities Actions and the MK Rail Derivative Action; and (ii) all other conditions to such settlements have been satisfied or waived to permit such settlements to be consummated contemporaneously with this Settlement and either:

              d. (i) No case has been commenced by or against MK under Title 11 of the United States Code or any similar law and no trustee, receiver, conservator or similar custodian has been appointed for MK or its property (any such case or appointment, a "Bankruptcy Case"); and (ii) MK and its Bank Syndicate have executed and delivered a debt restructuring agreement under which the final maturity date of a material portion of the indebtedness to remain outstanding is more than one year after the date of such execution and delivery, all currently existing defaults of MK to the Bank Syndicate are waived permanently or for a period of more than one year from such date of execution and delivery and the Bank Syndicate has given all waivers and consents necessary to permit MK to effect this settlement; or

              e. If a Bankruptcy Case has been commenced in respect of MK, an order has been entered by the court having jurisdiction over the Bankruptcy Case and has become final and nonappealable that (i) approves the settlement, (ii) authorizes MK's performance of all of its obligations in respect of the settlement and (iii) authorizes the use of the Derivative Cash Account to make such payments into the Settlement Account, and to pay for attorneys' fees and costs all in form and substance satisfactory to the Parties and the Insurers. By agreeing to this condition neither the Parties nor the Insurers concede that such court has any jurisdiction over the debtor's estate, or has any interest in the insurance proceeds or the proceeds of the settlement; and

              f. All other conditions to the consummation of the Settlement set forth herein have been satisfied or waived.

      3. All funds in the Derivative Cash Account shall be (a) used to pay the Notice expenses and costs described in paragraph VII, B, 3;
              (b) paid to MK Derivative Counsel pursuant to paragraph VII, D, 1, a; (c) paid into the Settlement Account pursuant to this paragraph VII, D, 1, b above; or,(d) if this Settlement is terminated or not consummated, repaid to Great American.

      4. If a Bankruptcy Case has been commenced in respect of MK and the court having jurisdiction over the Bankruptcy Case enters an order which has become final and nonappealable determining the payment of any funds into the Derivative Cash Account to be recoverable by MK as a preference, voidable transfer, fraudulent transfer or similar transaction, the releases of the Individual Defendants and the Insurers shall remain in full force and effect.

      E.      PRELIMINARY ORDER, NOTICE AND SETTLEMENT HEARING

      1. As promptly as practicable after the execution hereof by all Parties hereto, the undersigned counsel shall submit this Stipulation to the Delaware Court and request a Preliminary Order scheduling a date for a hearing before the Delaware Court (the "Settlement Hearing") to consider whether the settlement herein should be approved as fair, reasonable, and adequate, and to consider the application of MK Derivative Counsel for an award of attorneys' fees and reimbursement of costs and expenses and interest, and providing that Notice shall be sent to all stockholders of MK substantially in the form attached hereto as Exhibit F.

      2. The Preliminary Order shall specifically include provisions that, among other things:

              a. Approve the Notice for mailing to stockholders of record as of January 1, 1996, notifying them of the Settlement Hearing and of their right to object to the settlement;

              b. Direct the parties to mail or cause to be mailed Notice to all current stockholders of MK, which Notice shall request that nominees for current stockholders send the Notice to all beneficial owners of MK shares as soon as practicable after receipt of the Notice;

              c. Direct counsel for Defendants to file with the Delaware Court proof of the mailing of the Notice;

              d. Schedule a hearing to be held as soon as practicable to consider and determine (i) whether the proposed Settlement should be approved as fair, reasonable,and adequate, and that it provides reasonably equivalent value to MK for the releases being provided, and as being in the best interests of MK and its stockholders; (ii) whether an order approving the Settlement and entering a final judgment should be entered thereon, dismissing the Litigation on the merits and with prejudice; and (iii) whether the application of MK Derivative Counsel for an award of attorneys' fees, costs, interest and expenses is reasonable and should be approved;

              e. Provide that objections to the proposed Settlement and entry of a final judgment approving the Settlement or the application of MK Derivative Counsel for an award of attorneys' fees, costs, expenses and interest shall be heard and any papers submitted in support of said objection shall be received and considered by the Delaware Court at the Settlement Hearing only if on or before the date to be specified in the Preliminary Order (which shall be 10 days prior to the Settlement Hearing) Persons making objections shall file a notice of their intention to appear and copies of any papers in support of their position with the clerk of the court and serve such notice and papers on:

                             Joseph Rosenthal
                             Rosenthal, Monhait, Gross & Goddess, P.A.
                             First Federal Plaza
                             P. O. Box 1070
                             Wilmington, DE 19899

                             Kenneth J. Nachbar
                             Morris, Nichols, Arsht & Tunnell
                             1201 North Market Street
                             P. O. Box 1347
                             Wilmington, DE 19899-1347

                             R. Franklin Balotti
                             Richards, Layton & Finger
                             One Rodney Square
                             P. O. Box 551
                             Wilmington, Delaware 19899

                             Arthur G. Connolly
                             Connolly, Bove, Lodge & Hutz
                             1220 Market Street
                             Wilmington, Delaware 19899

              f. Provide that the Settlement Hearing may, from time to time and without further notice, be continued or adjourned by order of the Delaware Court;

              g. Provide that all papers in support of the Settlement and any application for attorneys' fees, interest, costs and expenses shall be filed prior to the Settlement Hearing;

              h. Provide that all reasonable costs incurred in printing, mailing or otherwise providing Notice to the stockholders of this settlement shall be paid from the Shareholder Notice Account;

              i. Provide that if the Settlement is disapproved, cancelled or terminated in accordance with the terms of the Settlement Memorandum or this Stipulation, then the Settlement Memorandum and the Stipulation shall have no force and effect and all negotiations, proceedings and statements made in connection herewith shall be without prejudice to the right of any Person and the Parties to the Litigation shall be restored to their respective positions existing as of June 5, 1995, provided however, that expenses of printing, mailing and otherwise providing Notice, incurred but not yet paid, shall be paid out of the Shareholder Notice Account as provided above;

              j. Provide that, pending final determination of whether the settlement should be approved, all discovery and other proceedings in the Litigation are stayed; and

              k. Provide that, after the Settlement Hearing, all Parties shall move the Idaho Court to dismiss the Idaho Cases with prejudice, without costs and, except as provided herein, without further notice to the stockholders.

      F.      APPLICATION FOR COUNSEL FEES

      1. At the Settlement Hearing MK Derivative Counsel may apply to the Delaware Court for an award of counsel fees and interest for services rendered by them and for reimbursement of costs and expenses. Defendants take no position whether or not such fees, expenses, costs and interest should be awarded. Subject to Delaware Court approval, attorneys' fees, costs, interest and expenses will be paid entirely out of the Derivative Cash Account. In no event shall the amount of such fee request exceed $2,955,000 exclusive of costs, expenses and interest.

      2. In their application, Plaintiffs will specify the amount of attorneys' fees sought. It is agreed that the procedure for, and the allowance or disallowance by the Delaware Court of any application of MK Derivative Counsel for attorneys' fees, interest, costs and expenses to be paid out of the Derivative Cash Account are to be considered by the Delaware Court separately from the Delaware Court's consideration of the fairness, reasonableness and adequacy of the Settlement as set forth in the Stipulation. Any order or proceedings related to the attorneys' fees, interest, costs and expenses, or reversal or modification thereof, shall not operate to terminate or cancel the Stipulation or to affect or delay the finality of the final judgment entered in accordance with this Stipulation.

      G.      FINAL JUDGMENT TO BE ENTERED BY COURT APPROVING THE SETTLEMENT

      1. If the Settlement, including any modification thereto made with the consent of the Parties and the Insurers as provided herein, is approved by the Delaware Court, and the Settlement has not been terminated by the Parties or the Insurers pursuant to the Stipulation and all conditions to the consummation of the Settlement other than the entry of a final judgment have otherwise been satisfied or waived, the Parties shall ask the Delaware Court to enter a final judgment substantially in the form of Exhibit I attached hereto that shall:

              a. Approve the Settlement as fair, reasonable and adequate to the plaintiffs, MK and its stockholders;

              b. Find that MK received reasonably equivalent value for the releases provided to the Individual Defendants and Released Parties;

              c. Find the terms of this Stipulation to be valid and enforceable and direct consummation of the Settlement in accordance with the terms and provisions of this Stipulation;

              d. Dismiss the Delaware Derivative Cases in their entirety against all Defendants with prejudice and without cost to any Party as against any other Party;

              e. Adjudge that, as more fully described herein, the Plaintiffs and MK shall be deemed conclusively to have released the Settled Claims, including Unknown Claims, against the Individual Defendants and Released Parties. Notwithstanding that any stockholder or MK may hereafter discover facts in addition to or different from those which Plaintiffs or MK now know or believe to be true with respect to the Litigation and the Settled Claims, including Unknown Claims, or with respect to the subject matter of the release, the Plaintiffs, MK and all MK stockholders upon the Effective Date shall be deemed to fully, finally and forever to have settled and released any and all Settled Claims, including Unknown Claims, against the Individual Defendants and Released Parties, including all claims known or unknown, suspected or unsuspected, contingent or non-contingent, which now exist or heretofore have existed and without regard to subsequent discovery or existence of any such different or additional facts. Upon the Effective Date, Individual Defendants shall be deemed conclusively to have released the Plaintiffs and MK Derivative Counsel only from those claims or potential claims against Plaintiffs and MK Derivative Counsel that are based upon or arise out of the institution, prosecution, assertion or resolution of the Litigation and the Settled Claims, including Unknown Claims, provided however, such releases shall not extend to claims arising out of any violations of this Stipulation;

              f. Bar and permanently enjoin each Plaintiff and the stockholders of MK from prosecuting the Settled Claims, including Unknown Claims, against the Individual Defendants and Released Parties;

              g. Bar and permanently enjoin each Plaintiff and the stockholders of MK, either directly or representatively, or in any other capacity from instituting or prosecuting any action against any person other than the Released Parties, to the extent that such action asserts any claim included in the definition of Settled Claim, including Unknown Claims unless (i) appropriate provision satisfactory to the Delaware Court is made to assure that the amounts to be collected pursuant to any Judgment will be available, if necessary, to meet the obligations that may exist under the provisions for indemnification set forth below in Paragraphs VII, G, 1, i and j as a consequence of such judgment, or (ii) any settlement of such claims provides for releases of claims or claims over of the settling party against the Released Parties co-extensive with those received by the Released Parties herein;

              h. For the purpose of effectuating the Parties' intention to protect the Released Parties from claims or claims-over of third parties arising out of the Settled Claims, including Unknown Claims:

                   (i) Bar and permanently enjoin all Persons, subject to the jurisdiction of the Court, either directly, representatively or in any other capacity from instituting or prosecuting or continuing to prosecute, any action, claim or claim-over against any Released Party on whatsoever theory (whether by way of third party or subsequent party complaint, cross-claim, separate action or otherwise, and whether under federal or state law) to recover in whole or in part any liability, direct or indirect, of such Person to any Plaintiff or stockholder of MK in connection with, arising out of, or which is in any way related to, the Settled Claims, including Unknown Claims;

                   (ii) Dismiss with prejudice and without costs any claims or claims-over asserted or deemed asserted by any Person against any Released Party on whatsoever theory (whether by way of third-party or subsequent-party complaint, cross-claim, separate action or otherwise, and whether under federal or state law) to recover in whole or in part any liability, direct or indirect, of such Person to any Plaintiff or stockholder of MK in connection with, arising out of, or which in any way related to, the Settled Claims, including Unknown Claims;

                   (iii)Order that any judgment by the Plaintiffs or
                        stockholders of MK as against any Person on a claim with respect to which such Person would have (but for the contribution bar ordered set forth above) a legally valid and enforceable right to contribution from any Released Party and that is in connection with, arising out of, or in any way related to, the Settled Claims, including Unknown Claims, shall be reduced by such percentage as reflects a determination of the relative fault or culpability, if any, of the Released Parties, as compared to the relative fault or culpability of such Person;

                   (iv) Order that, if necessary in order to further effectuate the intention of the Parties that the Released Parties shall have no liability to any Person for contribution or indemnification with respect to any claim by Plaintiffs or any stockholder of MK against any Person with respect to the Settled Claims, including Unknown Claims, the Plaintiffs and each stockholder of MK shall reduce or credit against any judgment or settlement he, she or it may obtain against any Person the full amount of any judgment or settlement such Person may obtain against any Released Party on any of the claims-over on whatsoever theory (whether by way of third-party or subsequent-party complaint, cross-claim, separate action or otherwise) in connection with or arising out of, or which is in any way related to, the Settled Claims, including Unknown Claims, including but not limited to claims-over that have been, could have been, or could be alleged in this Litigation or in any other action; and shall obtain from such Person for the benefit of the Released Parties a satisfaction in full of such Person's judgment or settlement against the Released Parties;

              i. Approve the agreement of Plaintiffs and stockholders of MK that for good and valuable consideration, the receipt of which is hereby acknowledged, each Plaintiff and each stockholder of MK indemnifies the Individual Defendants and the Released Parties and holds them harmless from and against any and all liability including amounts paid in settlement and reasonable costs of defense with respect to any claim made against such Individual Defendant or Released Party that is a Settled Claim, including an Unknown Claim or a claim over under whatsoever theory (whether by way of third- or subsequent-party claimant, cross-claim or separate action or otherwise) by any Person arising out of or in any way related to the Settled Claims, including Unknown Claims, including without limitation, claims over that have been, or could have been alleged in this Litigation; provided that the obligation of each Plaintiff or stockholder of MK to indemnify and hold harmless is limited to the amount obtained by such Plaintiff or stockholder of MK, if any, as a result of any claims made against the Person asserting claims against an Individual Defendant or Released Party for which indemnification is sought;

              j. Approve the further agreement of the Parties and the Insurers that in the event that any Person obtains any recovery by judgment, settlement or otherwise against any Individual Defendant or Released Party that is related in any way to the Settled Claims, including Unknown Claims, appropriate provision (including delaying distribution of the amounts payable under a judgment and, in case of settlement, obtaining releases to protect an Individual Defendant or a Released Party from any liability to such Persons on claims over) shall be made to assure the effectuation of the indemnity provided herein. In such event, any recovery against a Person that has not released any claims or claims over against an Individual Defendant or a Released Party shall be held in escrow pursuant to Order of this Court until any claims or claims over against a Released Party are finally determined, subject to the other limitations and provisions of this Stipulation;

              k. Order that the foregoing provisions of this Stipulation with respect to reduction of judgment and effectuation of indemnification are not intended to be exclusive and nothing herein shall be deemed to modify, lessen or impair the indemnity obligations of MK in any situation to which the provisions apply;

              l. Approve the agreement of MK Derivative Counsel that should an action be brought against the Released Parties based upon the Settled Claims, including Unknown Claims, they shall cooperate with the Released Parties in moving for appropriate relief in accordance with this Stipulation at no cost to the Released Parties;

              m. Determine that by reason of the Parties' Settlement there is no just reason to delay and find expressly that the final judgment is a final judgment for purposes of appeal;

              n. Determine that the Stipulation and any proceedings in connection herewith are not, and should not in any event, be offered or received as evidence of a presumption, concession or admission of any misrepresentation or omission in any statement or written document made by any Released Party or offered or received as evidence of a presumption, concession or any admission of liability, fault, wrong-doing or any other dereliction of duty in this Litigation or any other civil, criminal, bankruptcy or administrative action or proceeding, provided however, that reference may be made to this Stipulation and the Settlement in such proceedings as may be necessary to effectuate the provisions of this Stipulation;

              o. Reserve jurisdiction without affecting the finality of the final judgment for the purposes of implementing and enforcing the settlement embodied in the Stipulation.

      H.      CONDITIONS OF SETTLEMENT

      1. This Stipulation shall be subject to the following conditions and, except as provided herein, shall be cancelled and terminated unless:

              a. The Delaware Court shall enter a Preliminary Order as required by Section VII, E above;

              b.   The Idaho Court shall enter an order approving the Notice;

              c. The Delaware Court shall enter a final judgment as required by Section VII, G above;

              d. The Idaho Court shall dismiss the Idaho Derivative Cases with prejudice and without costs, except as provided herein;

              e. An Order has been entered which has become final and non-appealable dismissing with prejudice STATE BOARD OF ADMINISTRATION OF FLORIDA V. AGEE, ET AL., Case No. CVOC 950243 filed in the Fourth District Court of Ada County, Idaho;

              f. The Effective Date shall have occurred and the conditions to transfer of the Derivative Cash Account set forth in Section VII, D above shall have been satisfied or waived.

      I.      EFFECTS OF TERMINATION OF THE SETTLEMENT

      1. If the Effective Date does not occur or if this Stipulation is disapproved, terminated or cancelled pursuant to its terms:

              a. The funds remaining in the Derivative Cash Account and the Shareholder Notice Account shall be returned to Great American;

              b. All Parties shall be deemed to have returned to their respective litigation positions as of June 5, 1995;

              c. All Parties shall proceed in all respects as if this Stipulation had not been executed and the related orders and judgments had not been entered preserving in that event all of their respective claims and defenses in the Litigation; and

              d. All releases given in this Stipulation shall be null and void.

      J.      EXTENT OF RELEASES

      1.      From and after the Effective Date:

              a. Plaintiffs acting in their derivative capacities, on behalf of themselves, their heirs, executors and administrators, successors and assigns and any Person(s) they represent including without limitation all stockholders of MK, and their respective present and former parents, subsidiaries, affiliates, associates, officers, directors, employees and agents, attorneys and consultants insofar as any of such Persons are acting on behalf of any Plaintiff, shall release, remise, acquit and forever discharge each of the Individual Defendants and Released Parties, their respective affiliates, associates, legal representatives, and the heirs, executors and administrators, successors and assigns of each, of and from every asserted or potential claim, right or cause of action, under federal, state or common law, or any other law, including without limitation claims for negligence, gross negligence, contribution or indemnity, breach of duty of care and/or duty of loyalty and/or duty of candor, fraud, negligent misrepresentation, breach of fiduciary duty or violations of any state or federal statutes, rules or regulations, known or unknown, that has been, might have been, or might be asserted (i) arising out of, relating to, or in connection with, any of the acts, omissions, facts, events, matters, transactions or occurrences referred to, or which could have been referred to, in any of the complaints or other pleadings filed in the Litigation or otherwise alleged, asserted or contended in the Litigation based upon facts that were or could have been alleged in the complaints filed in the Litigation on or before June 6, 1995, (ii) arising out of, relating to, or in connection with any compromise or settlement of claims that were or could have been asserted by or against any Party to the Litigation and/or the Securities Actions, or any of the Insurers, or (iii) that (x) otherwise, without limiting the foregoing, in any manner whatsoever relate to the formation, operation, administration, finances, securities or business of MK on or before the date of the filing of this Stipulation and (y) are not insured under policy No. 444-57-00 issued by National Union Fire Insurance Company of Pittsburgh, Pennsylvania to MK and policies excess thereof. Notwithstanding the foregoing, nothing herein shall release or apply to any claim or claims that have been asserted on behalf of MK Rail in the MK Rail Derivative Action, or that may be asserted by a Plaintiff or stockholder of MK in any capacity other than as a purchaser, seller or holder of MK shares.

              b. Each of the Individual Defendants, their affiliates, associates, employees and agents, attorneys, or consultants, and the heirs, executors and administrators, successors and assigns of each, release one another of and from every asserted or potential claim, right or cause of action, including without limitation claims for negligence, gross negligence, contribution or indemnity, breach of duty of care and/or duty of loyalty and/or duty of candor, fraud, negligent misrepresentation, breach of fiduciary duty or violations of any state or federal statutes, rules or regulations known or unknown, that has been, might have been, or might be asserted in the Litigation or in any other court or forum whatsoever (i) in connection with, arising out of, or in any way relating to any acts, facts, transactions, occurrences, representations, omissions or other subject matter occurring on or before the date of signing of this Stipulation set forth, alleged, embraced or otherwise referred to in the Litigation or (ii) that in any manner whatsoever relates to the formation, operation, administration or business of MK.

              c. MK, through its Special Committee, on behalf of itself, its subsidiaries, affiliates, trustees, officers, directors, employees and agents and their respective heirs, executors and administrators, successors and assigns shall release, remise, acquit and forever discharge each of the Individual Defendants and Released Parties, their affiliates, heirs, executors and administrators, successors and assigns of each, of and from every asserted or potential claim, right or cause of action, under federal, state or common law, or any other law, including without limitation claims for negligence, gross negligence, contribution or indemnity, breach of duty of care and/or duty of loyalty and/or duty of candor, fraud, negligent misrepresentation, breach of fiduciary duty or violations of any state or federal statutes, rules or regulations, known or unknown, that has been, might have been, or might be asserted (i) arising out of, relating to, or in connection with, any of the acts, omissions, facts, events, matters, transactions or occurrences referred to, or which could have been referred to, in any of the complaints or other pleadings filed in the Litigation or otherwise alleged, asserted or contended in the Litigation based upon facts that were or could have been alleged in the complaints filed in the Litigation on or before June 6, 1995, (ii) arising out of, relating to, or in connection with any compromise or settlement of claims that were or could have been asserted by or against any Party to the Litigation and/or the Securities Actions, or any of the Insurers, or
                   (iii) that (x) otherwise, without limiting the foregoing, in any manner whatsoever relate to the formation, operation, administration, finances, securities or business of MK on or before the date of the filing of this Stipulation and (y) are not insured under policy No. 444-57-00 issued by National Union Fire Insurance Company of Pittsburgh, Pennsylvania to MK and policies excess thereof.

              d. Individual Defendants and MK on behalf of themselves, their subsidiaries, affiliates, trustees, officers, directors, employees and agents, and their respective heirs, executors and administrators, successors, assigns shall release, remise and acquit and forever discharge each of the Plaintiffs and MK Derivative Counsel only from those claims or potential claims against the Plaintiffs and MK Derivative Counsel that are based upon or arise out of or in connection with the institution, assertion, prosecution or resolution of the Litigation or the Settled Claims, including Unknown Claims. Notwithstanding the foregoing, nothing herein releases any claim arising out of a violation of this Stipulation by the Plaintiffs or MK Derivative Counsel.

      2. The Parties each acknowledge that they may have sustained damages, expenses and losses in connection with the subject matter of the Settled Claims, including Unknown Claims, that are presently unknown or not suspected and that such damages, expenses and losses, if any, may give rise to additional damages, expenses or losses in the future that are not now anticipated by them. The Parties acknowledge that this Stipulation and the foregoing releases have been negotiated and agreed upon in light of this realization and, being represented by counsel and fully advised thereof, hereby expressly waive any and all rights that they may have under any statute or common law principle that would limit the effect of the foregoing releases to those claims actually known or suspected to exist at the time of execution of this Stipulation, including the provisions of Section 1542 of the California Civil Code, to the extent deemed applicable (notwithstanding the choice of law provision of this Stipulation to the contrary), which provides as follows:

                   "1542. GENERAL RELEASE-CLAIMS EXTINGUISHED. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."


      K.      GOVERNING LAW

      This Stipulation shall be governed by, subject to, and construed in accordance with the internal laws of the State of Delaware without regard to choice of law rules.

      L.      ENFORCEMENT OF STIPULATION

      This Stipulation shall be enforced solely in the Delaware Court. The Parties waive any objection that each such Party may now have or hereafter have to the venue of any such suit, action or proceeding to enforce this Stipulation and irrevocably consent to the jurisdiction of the

Delaware Court in any suit, action or proceeding and agree to accept and acknowledge service of process that may be served in any such suit, action or proceeding. Insofar as an issue arises in a proceeding in another forum requiring interpretation of any of the provisions of this Stipulation and any Defendant intends to bring the issue before the Delaware Court, that Defendant will provide reasonable notice to all parties to that proceeding of that intent, and shall make a good faith effort to negotiate an agreement on such issues in order to avoid the need to present the issue in the Delaware Court.

      M.      COUNTERPARTS

      This Stipulation may be executed in two or more counterparts.

      N.      RELEASES TO INSURERS

      The effectiveness of this Stipulation is conditioned upon the execution and delivery by MK, MK Rail and the Individual Defendants to the Insurers of agreements in form and substance satisfactory to the Insurers regarding releases and related matters.

      O.      MISCELLANEOUS PROVISIONS

      1. The Parties and the Insurers shall cooperate in good faith and use their best efforts to obtain as promptly as practical final approval of the Settlement and to implement the Settlement, including execution by the Parties and the Insurers of such further documents as are reasonably necessary to implement the provisions hereof and to obtain appropriate court orders. None of the Parties or Insurers shall seek to evade their good faith obligation to seek approval and implementation of this Settlement by virtue of any rulings, orders or governmental or other reports, legislative action, results of any further developments whether in the Litigation, any other litigation or otherwise that have occurred after June 5, 1995 or might occur hereafter and might be deemed to alter the relative strength of the Parties or Insurers with respect to any claims or defenses or their relative bargaining power with respect to negotiating the settlement. The Parties deem this Settlement to be fair and reasonable and have arrived at this Settlement through arms' length negotiation, taking into account all relevant factors present or potential.

      2. All of the exhibits attached hereto are hereby incorporated by reference as though fully set forth herein.

      3. This Stipulation and the exhibits hereto constitute the entire agreement among the Parties and no representations, warranties or inducements have been made to any Party concerning this Stipulation or its exhibits other than the representations and warranties and covenants contained and memorialized in such document. This Stipulation supersedes and replaces the Settlement Memorandum. Except for indemnification provided by MK to the Individual Defendants or as otherwise provided herein, each Party shall bear its own costs.

      4. Counsel for each Party and each Insurer is authorized to sign this Stipulation on behalf of his/her respective client.

      P.      SUCCESSORS AND ASSIGNS

      This Stipulation shall be binding upon and shall inure to the benefit of the Parties and the Insurers and their respective successors, assigns, executors, administrators, heirs and legal representatives, as the case may be; provided, however, that no assignment by any Party or the Insurers shall operate to relieve such Party or Insurer of his, her, or its obligations hereunder.

      Q.      NON-WAIVER OF PROVISIONS

      Any failure by any Party or Insurer to insist upon the strict performance by any other Party or Insurer of any of the provisions of this Stipulation shall not be deemed a waiver of any of the provisions hereof, and such Party or Insurer, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of this Stipulation to be performed by such other Party or Insurer.


      R.      CAPTIONS

      The captions contained in this Stipulation are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Stipulation or the intent of any provision hereof.

      S.      ARM'S-LENGTH NEGOTIATIONS AND INTERPRETATION OF SETTLEMENT
              AGREEMENT

      This Stipulation, including the exhibits attached hereto, was executed after arm's length negotiations among the Parties and Insurers and reflects the conclusion of counsel for all the Parties and Insurers that the Settlement contemplated hereby, is fair, equitable and in the best interests of their respective clients.

      This Stipulation shall not be construed more strictly against any one Party or Insurer than another merely by virtue of the fact that the Stipulation may have been prepared by counsel for one of the Parties, it being recognized that, because of the arm's-length negotiations described above, all Parties and Insurers hereto have contributed substantially and materially to the preparation of this Stipulation.

      T.      AMENDMENTS

      This Stipulation may not be modified except by a writing signed by all of the Parties and the Insurers.

DATED:          JANUARY 26           , 1996
      -------------------------------

                                        Respectfully submitted,


/s/ J. Dennis Fancher                  /s/ David D. Aufhauser

- --------------------------------       ----------------------------------------
J. Denis Fancher                       David D. Aufhauser
Miller, Fancher, Chertow, Cafferty     Williams & Connolly
  and Wexler                           Attorney for Defendant William J. Agee
Co-Lead Counsel for Idaho
  Consolidated Derivative Plaintiffs


/s/ Jill Abrams                        /s/ John W. Edwards II

- --------------------------------       ----------------------------------------

Jill Abrams                            John W. Edwards II
Abbey & Ellis                          Jones Day Reavis & Pogue
Co-Lead Counsel for Delaware           Counsel for Morrison Knudsen
  Consolidated Derivative Plaintiffs

/s/ Marian Rosner                      /s/ Thomas J. Nolan

- --------------------------------       ----------------------------------------
Marian Rosner                          Thomas J. Nolan
Wolf Popper Ross Wolf & Jones LLP      Howrey & Simon
Co-Lead Counsel for Delaware           Attorney for Stephen G. Hanks
  Consolidated Derivative Plaintiffs

/s/ Mack A. Redford                    /s/ P. Craig Storti

- --------------------------------       ----------------------------------------
Mack A. Redford                        P. Craig Storti
Park Redford Thomas & Burkett          Hawley Troxell Ennis & Hawley
Attorney for Idaho Consolidated        Attorney for James F. Cleary
  Derivative Plaintiffs

/s/ Jules Brody                        /s/ Cezar M. Froelich

- --------------------------------       ----------------------------------------
Jules Brody                            Cezar M. Froelich
Stull Stull & Brody                    Michael J. Howlett, Jr.
Attorney for Wohlgelemter              Shefsky Froelich & Devine Ltd.
                                       Attorney for:  John Arrillaga,
                                       Christopher B. Hemmeter, Lindsay E. Fox,
                                       Peter S. Lynch, Robert A. McCabe, Irene
                                       C. Peden, Gerard R. Roche, John W.
                                       Rogers, Jr. Peter V. Ueberroth


                                       /s/ Douglas M. Kraus

                                       ----------------------------------------
                                       Douglas M. Kraus
                                       Skadden Arps Slate Meagher & Flom
                                       Attorney for:  Joseph F. Fearon and
                                       Michael J. Farrell

                                       /s/ James M. Doyle Jr.

                                       ----------------------------------------
                                       James M. Doyle, Jr.
                                       Matthews & Branscomb
                                       Attorney for John P. Herbots

                                       /s/ Jim Jones

                                       ----------------------------------------
                                       Jim Jones
                                       Jim Jones & Associates
                                       Attorney for Thomas Smith

                                       /s/ Lawrence T. Hoyle Jr.

                                       ----------------------------------------
                                       Laurence T. Hoyle, Jr.
                                       Hoyle Morris & Kerr
                                       Attorney for Gunnar E. Sarsten

                                       /s/ Stephen D. Hibbard

                                       ----------------------------------------
                                       Steven Hibbard
                                       McCutchen Doyle Brown & Enersen
                                       Attorney for Stephen R. Grant

                                       /s/ Robert A. Tinstman

                                       ----------------------------------------
                                       Robert Tinstman

                                       /s/ James Skarzynski

                                       ----------------------------------------
                                       James Skarzynski
                                       Peterson & Ross
                                       Attorney for Great American Insurance
                                       Co.

                                       /s/ Michael L. Gassmann

                                       ----------------------------------------
                                       Michael Gassmann
                                       Drinker, Biddle & Reath
                                       Attorney for Reliance Insurance Co.

                                       /s/ Cathy A. Simon

                                       ----------------------------------------
                                       Cathy A. Simon
                                       Ross Dixon & Mossback
                                       Attorney for Continental Casualty

/s/ Joseph Rosenthal                   /s/ Kenneth J. Nachbar

- --------------------------------        ----------------------------------------
Joseph Rosenthal                       Kenneth J. Nachbar
Rosenthal, Monhait, Gross & Goddess,   Morris, Nichols, Arsht & Tunnell
P.A.                                   Delaware Counsel for the MK Board of
Liaison Counsel for Plaintiffs         Directors

                                       /s/ R. Franklin Balotti
                                           by Anne Foster

                                       ----------------------------------------
                                       R. Franklin Balotti
                                       Richards, Layton & Finger
                                       Delaware Counsel for MK

                                       /s/ A.G. Connolly Jr.
                                           by A.G. Connolly III

                                       ----------------------------------------
                                       Arthur G. Connolly, Jr.
                                       Connolly, Bove, Lodge & Hutz
                                       Delaware Counsel for William Agee